For Immediate Release

Condor Hospitality Trust Reports Fourth Quarter and Full Year 2017 Results

BETHESDA, MD, March 19, 2018 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results for the fourth quarter and year ended December 31, 2017.

FOURTH QUARTER RELEASE FINANCIAL HIGHLIGHTS

•	Revenue Growth of 45.9% over Prior Year to $15.3 million
•	Net Earnings Attributable to Common Shareholders of $1.2 million or $0.10 per Diluted Share
•	Adjusted Funds from Operations Increased to $3.3 million or $0.28 per Diluted Share Versus a Loss in Last Year’s Fourth Quarter
•	Hotel EBITDA Doubled to $6.0 million from $3.0 million, and Adjusted EBITDA Increased 250% Over Last Year’s Fourth Quarter
•	Achieved 2.5% Fourth Quarter Same-Store RevPAR Growth over Prior Year*
•	Expanded Fourth Quarter Same-Store Hotel EBITDA Margin by 340 Basis Points to 37.0% over Prior Year*

FY2017 PORTFOLIO ACCOMPLISHMENTS

•	Achieved 5.0% FY2017 Same-Store RevPAR Growth over Prior Year*
•	Closed Seven New Investment Platform Hotels for Approximately $132 million and Signed Contracts for Two Additional Acquisitions for Approximately $36 million
•	Closed Eight Legacy Asset Sales Generating $29.1 million in Gross Proceeds

*New investment platform hotels only; Includes results prior to our ownership to illustrate same-store performance

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented:

“The transition of Condor was substantially completed during 2017.  We sold eight legacy hotel assets generating gross proceeds of $29.1 million and acquired or placed under contract nine new investment platform hotels for a purchase price of approximately $168 million.  We continue to thrive in our operations, having achieved 5.0% RevPAR growth in 2017 for our same-store new investment platform hotels combined with a 50 bps increase in hotel EBITDA margin over last year.  Our 5.0% RevPAR growth significantly outperformed both the industry and our public hotel REIT peer group.

We have also had continued success subsequent to year end with the disposition of two additional legacy assets and the purchase of the TownePlace Suites Austin North Tech Ridge and Home2 Suites Summerville-Charleston bringing our new investment platform hotel acquisitions in and since 2015 to nearly $277 million.  We have only three of our legacy assets remaining and one of these hotels is already under contract to be sold.  We have now sold 52 legacy assets for approximately $153 million since the transition began almost three years ago.  Our investment thesis continues to prove out as we execute our communicated strategy.  We are excited to continue expanding our platform and create additional shareholder value in 2018 and beyond.”

FINANCIAL SUMMARY

At December 31, 2017, the Company’s total portfolio included 18 hotels, representing 2,176 rooms.

Total Company Financial Results

($ in millions except per share amounts)

	Three months ended December 31,			Year ended December 31,
	2017	2016	Change	2017	2016	Change
Revenue	$15.3	$10.5	45.9%	$55.5	$50.6	9.5%
Net Earnings (Loss) Attributable to Common Shareholders	$1.2	$3.6	-67.1%	$(9.4)	$2.0	-557.4%
Diluted Earnings (Loss) per Share	$0.10	$0.65	-84.6%	$(1.00)	$0.91	-209.9%

Funds from Operations (FFO)*	$2.3	$(1.1)	N/A	$6.3	$6.8	-6.9%
FFO per Diluted Share*	$0.18	$(2.26)	N/A	$(0.22)	$(15.40)	N/A
Adjusted FFO*	$3.3	$(1.1)	N/A	$9.8	$0.3	2961.4%
Adjusted FFO per Diluted Share*	$0.28	$(1.20)	N/A	$0.98	$0.35	180.0%

Hotel EBITDA*	$6.0	$3.0	95.2%	$22.0	$15.0	46.1%
Adjusted EBITDA*	$4.6	$1.3	249.8%	$16.2	$9.1	77.3%

*Please see the Reg. G reconciliation tables at the end of this release.

The improvement in year-over-year financial performance was primarily driven by higher revenue and higher margins. The per share amounts were impacted by an increased share count as a result of the conversion of our Series D preferred stock and the equity raise, both completed in the first quarter of 2017.

NEW INVESTMENT PLATFORM

At December 31, 2017, the Company’s new investment platform included 13 hotels, representing 1,693 rooms.

New Investment Platform Operational Results*

($ in millions except per share amounts and operating metrics)

	Three months ended December 31,			Year ended December 31,
	2017	2016	Change	2017	2016	Change
Same-Store RevPAR	$91.45	$89.23	2.5%	$96.08	$91.49	5.0%
Same-Store Occupancy	76.01%	76.42%	-0.5%	79.51%	77.09%	3.1%
Same-Store ADR	$120.31	$116.76	3.0%	$120.85	$118.68	1.8%

Same-Store Hotel EBITDA*	$5.1	$4.5	13.0%	$21.2	$19.9	6.6%
Same-Store Hotel EBITDA Margin*	37.0%	33.6%	3.4%	37.1%	36.6%	0.5%

*Financial results presented above include results from prior to our ownership.  Please see the Reg. G reconciliation tables at the end of this release.

LEGACY PLATFORM

At December 31, 2017, the Company’s legacy platform included five hotels, representing 483 rooms.

Legacy Platform Operational Results*

($ in millions except per share amounts and operating metrics)

	Three months ended December 31,			Year ended December 31,
	2017	2016	Change	2017	2016	Change
Same-Store RevPAR	$45.26	$50.52	-10.4%	$51.43	$49.18	4.6%
Same-Store Occupancy	56.76%	68.46%	-17.1%	65.97%	64.65%	2.0%
Same-Store ADR	$79.74	$73.80	8.0%	$77.96	$76.06	2.5%

Same-Store Hotel EBITDA*	$0.4	$0.7	-41.4%	$2.5	$2.6	-1.9%
Same-Store Hotel EBITDA Margin*	17.9%	27.5%	-9.6%	26.2%	27.7%	-1.5%

* Please see the Reg. G reconciliation tables at the end of this release.

PORTFOLIO ACTIVITY

The Company’s investment strategy is to assemble a portfolio of premium-branded, select-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on MSAs ranked between 20 to 60. Since restarting its portfolio transformation in 2015, the Company has acquired or placed under contract 14 high-quality select-service hotels representing 1,808 rooms in its target markets for a total purchase price of approximately $277 million. Additionally, during this time, the Company has sold 52 legacy assets for a total gross sales price of approximately $153 million.

Acquisitions

During the third quarter of 2017, the Company agreed to acquire the TownePlace Suites Austin North Tech Ridge, and during the fourth quarter of 2017, the Company agreed to acquire the Home2 Suites Summerville-Charleston in South Carolina.  The Company acquired both of these hotels in the first quarter of 2018 for a combined purchase price of $36.1 million. These two assets represent the fourteenth and fifteenth hotels, respectively, under the Company’s new investment platform. Aimbridge Hospitality was retained as the manager of the TownePlace Suites while Inn Ventures is managing our new Home2 Suites.

Dispositions

During the fourth quarter, the Company sold one legacy hotel asset, a 71-room Comfort Inn & Suites in Warsaw, IN for $5.0 million.  Subsequent to year end, the Company sold the 41-room Supertel Inn in Creston, IA for $2.1 million and the Comfort Suites in South Bend, IN for $6.1 million.    Net proceeds from the sales were applied to outstanding debt on the Company’s $150 million secured credit facility.    The Company has only three legacy hotels remaining in the portfolio, and one of these hotels is currently under contract for sale while another is being marketed for sale.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of December 31, 2017, the Company had cash and cash equivalents (including restricted cash) of $10.3 million and available revolver lending capacity of $11.9 million.  As of December 31, 2017, the Company had total outstanding long-term debt of $118.9 million associated with assets held for use with a weighted average maturity of 3.2 years and a weighted average interest rate of 4.5%.

In the fourth quarter, the Company refinanced three new investment platform hotels.  The effect of this refinancing was to increase the ratio of fixed rate debt to total debt and to increase the credit facility availability for future acquisitions. The refinanced hotels were previously encumbered by floating-rate debt totaling $25.0 million (4.2% weighted average rate), which was refinanced with a $26.5 million mortgage loan from Wells Fargo. The new mortgage loan has an effective fixed rate of 4.44% and matures in five years with two one-year extension options.

During the fourth quarter, the Company sold 163,054 shares of common stock under the ATM program at an average sales price of $10.1328 per share for gross proceeds totaling $1,652,191 and net proceeds, including cash commission fees paid to the Sales Agents and additional related costs, totaling $1,588,414.

Subsequent to December 31, 2017 through March 16, 2018, the Company has sold 12,334 shares of common stock under the ATM program at an average sales price of $10.40 per share for gross proceeds totaling approximately $128,000 and net proceeds, including cash commission fees paid to the Sales Agents and additional related costs, totaling approximately $125,000.

CAPITAL INVESTMENTS

The Company invested $2.8 million in capital improvements throughout the portfolio in the year ended December 31, 2017, to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

The Company reiterates its previously announced 2018 Outlook Forecast as included below.  Condor plans to reexamine full year 2018 guidance following the end of the first quarter of 2018.

2018 Outlook ($ in millions except per share amounts)	Low	High
RevPAR growth (13 new investment platform hotels owned as of December 31, 2017)	3.0%	4.5%
2018 Outlook for 17-Hotel Portfolio
Forecast hotel revenue	$74.0	$75.4
Forecast net earnings	$1.7	$2.5
Forecast earnings per share - Diluted	$0.09	$0.16
Forecast Hotel EBITDA*	$28.8	$29.7
Forecast AFFO per common share and common unit - Diluted*	$1.13	$1.19

*Please see the Reg. G reconciliation tables at the end of this release.

DIVIDENDS

On December 19, 2017, the Board of Directors declared a quarterly cash common stock dividend of $0.195 per share for the fourth quarter of 2017.  The common stock dividend represents an annualized yield of approximately 7.8% based on the closing price of the Company’s common shares on December 18, 2017.  The fourth quarter dividend was paid on January 10, 2018 to shareholders of record as of January 2, 2018.

EARNINGS CALL

The Company will conduct its quarterly conference call on Tuesday, March 20, 2018, at 9:00 AM ET.  To participate in the conference call, dial 1-877-425-9470 [International: 1-201-389-0878] approximately ten minutes before the call begins.

A live webcast of the Earnings Call will also be available through the Company's website. To access, log on to http://condorhospitality.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://condorhospitality.com.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 18 hotels in 10 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual events, results or performance to differ from those projected presented in the forward-looking statement. These forward-looking statements are based on assumptions that management has made in light of experience in the business in which the Company operates, as well as other factors management believes to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of events, performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect events, performance or results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (In thousands, except share and per share data)

	As of December 31,
	2017	2016

Assets
Investment in hotel properties, net	$206,925	$79,231
Investment in unconsolidated joint venture	7,747	9,036
Cash and cash equivalents	5,441	8,326
Restricted cash, property escrows	4,894	5,350
Accounts receivable, net of allowance for doubtful accounts of $11 and $21	1,707	1,416
Prepaid expenses and other assets	3,220	1,666
Derivative assets, at fair value	391	-
Investment in hotel properties held for sale, net	12,655	35,640
Total Assets	$242,980	$140,665

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$7,046	$4,698
Dividends and distributions payable	2,470	1,125
Derivative liabilities, at fair value	-	8
Convertible debt, at fair value	1,069	1,315
Long-term debt, net of deferred financing costs	115,605	47,918
Long-term debt related to hotel properties held for sale, net of deferred financing costs	4,976	14,802
Total Liabilities	131,166	69,866

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series D, 6,700,000 shares authorized, $.01 par value, 6,245,156 shares outstanding, liquidation preference of $63,427 at December 31, 2016	-	61,333
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,395 at December 31, 2017	10,050	-
Common stock, $.01 par value, 200,000,000 shares authorized; 11,833,573 and 762,590 shares outstanding	118	8
Additional paid-in capital	230,727	118,655
Accumulated deficit	(130,489)	(112,024)
Total Shareholders' Equity	110,406	67,972
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $871 and $2,008	1,408	2,827
Total Equity	111,814	70,799

Total Liabilities and Equity	$242,980	$140,665

Condor Hospitality Trust, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenue
Room rentals and other hotel services	$15,278	$10,470	$55,453	$50,647
Operating Expenses
Hotel and property operations	10,028	8,040	37,134	37,092
Depreciation and amortization	2,085	1,094	6,898	5,190
General and administrative	1,847	1,700	6,552	5,792
Acquisition and terminated transactions	80	175	1,250	550
Equity transactions	-	-	343	-
Total operating expenses	14,040	11,009	52,177	48,624
Operating income (loss)	1,238	(539)	3,276	2,023
Net gain on disposition of assets	2,004	7,318	6,807	23,132
Equity in earnings (loss) of joint venture	(105)	(190)	190	(244)
Net gain on derivatives and convertible debt	20	72	436	6,377
Other income (expense), net	(28)	(32)	(111)	55
Interest expense	(1,706)	(1,006)	(5,174)	(4,710)
Loss on debt extinguishment	(167)	(639)	(967)	(2,187)
Impairment loss, net	(553)	(220)	(2,151)	(1,477)
Earnings from continuing operations before income taxes	703	4,764	2,306	22,969
Income tax benefit (expense)	645	(125)	595	(125)
Earnings from continuing operations	1,348	4,639	2,901	22,844
Gain from discontinued operations, net of tax	-	-	-	678
Net earnings	1,348	4,639	2,901	23,522
Earnings attributable to noncontrolling interest	(10)	(99)	(20)	(727)
Net earnings attributable to controlling interests	1,338	4,540	2,881	22,795
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(164)	(975)	(12,243)	(20,748)
Net earnings (loss) attributable to common shareholders	$1,174	$3,565	$(9,362)	$2,047

Earnings per Share
Continuing operations - Basic	$0.10	$4.68	$(1.00)	$1.82
Discontinued operations - Basic	-	-	-	0.85
Total - Basic Earnings (Loss) per Share	$0.10	$4.68	$(1.00)	$2.67

Diluted Earnings Per Share
Continuing operations - Diluted	$0.10	$0.65	$(1.00)	$0.78
Discontinued operations - Diluted	-	-	-	0.13
Total - Basic Earnings (Loss) per Share	$0.10	$0.65	$(1.00)	$0.91

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, and Hotel EBITDA as non-GAAP financial measures that we believe are useful to investors as key measures of our operating results and that management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings to FFO and AFFO for the three months and years ended December 31, 2017 and 2016 (in thousands, except share and per share amounts). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta joint venture, the Atlanta Aloft JV, of which we own 80%.

	Three months ended		Years ended
	December 31,		December 31,
Reconciliation of Net earnings to FFO and AFFO	2017	2016	2017	2016
Net earnings	$1,348	$4,639	$2,901	$23,522
Depreciation and amortization expense	2,085	1,094	6,898	5,190
Depreciation and amortization expense from JV	288	283	1,140	377
Net gain on disposition of assets	(2,004)	(7,318)	(6,807)	(23,813)
Net loss on disposition of assets from JV	3	1	7	2
Impairment loss, net	553	220	2,151	1,477
FFO	2,273	(1,081)	6,290	6,755
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(165)	(975)	(12,244)	(20,748)
FFO attributable to common shares and common units	2,108	(2,056)	(5,954)	(13,993)
Net gain on derivatives and convertible debt	(20)	(72)	(436)	(6,377)
Net loss on derivatives from JV	-	5	2	5
Acquisitions and terminated transactions expense	80	175	1,250	550
Acquisition expense from JV	-	15	-	239
Equity and terminated transactions	-	-	343	-
Loss on debt extinguishment	167	639	967	2,187
Stock-based compensation and LTIP expense	572	77	1,237	305
Amortization of deferred financing fees	340	105	1,066	597
Amortization of deferred financing fees from JV	45	22	181	68
Non-recurring dividends above stated rates declared and undeclared and in kind dividends deemed on preferred stock	20	-	11,110	16,738
AFFO attributable to common shares and common units	$3,312	$(1,090)	$9,766	$319

FFO attributable to common shares and partnership units - Basic and Diluted	$2,108	$(2,056)	$(5,954)	$(13,993)

FFO per common share and partnership unit - Basic	$0.18	$(2.26)	$(0.22)	$(15.40)
FFO per common share and partnership unit - Diluted	$0.18	$(2.26)	$(0.22)	$(15.40)

Weighted average common shares and partnership units - Basic FFO	11,698,642	910,632	9,558,182	908,593
Weighted average common shares and partnership units - Diluted FFO	11,718,966	910,632	9,558,182	908,593

AFFO attributable to common shares and partnership units - Basic	$3,312	$(1,090)	$9,766	$319
Convertible note interest	16	-	63	-
Preferred dividends at stated rates	144	-	1,134	-
AFFO attributable to common shares and partnership units - Diluted	$3,472	$(1,090)	$10,963	$319

AFFO per common share and partnership unit - Basic	$0.28	$(1.20)	$1.02	$0.35
AFFO per common share and partnership unit - Diluted	$0.28	$(1.20)	$0.98	$0.35

Weighted average common shares and partnership units - Basic AFFO	11,698,642	910,632	9,558,182	908,593
Weighted average common shares and partnership units - Diluted AFFO	12,484,346	910,632	11,213,584	908,593

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and partnership units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and partnership units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and partnership unit because our partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and partnership units.

EBITDA, Adjusted EBITDA, and Hotel EBITDA

The following table reconciles net earnings to EBITDA, Adjusted EBITDA, and Hotel EBITDA for the three months and years ended December 31, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta Aloft JV.

	Three months ended		Year ended
	December 31,		December 31,
Reconciliation of Net earnings to EBITDA, Adjusted EBITDA, and Hotel EBITDA	2017	2016	2017	2016
Net earnings	$1,348	$4,639	$2,901	$23,522
Interest expense	1,706	1,006	5,174	4,715
Interest expense from JV	471	427	1,941	618
Loss on debt extinguishment	167	639	967	2,187
Income tax expense (benefit)	(645)	125	(595)	125
Depreciation and amortization expense	2,085	1,094	6,898	5,190
Depreciation and amortization expense from JV	288	283	1,140	377
EBITDA	5,420	8,213	18,426	36,734
Net gain on disposition of assets	(2,004)	(7,318)	(6,807)	(23,813)
Net loss on disposition of assets from JV	3	1	7	2
Impairment loss, net	553	220	2,151	1,477
Net gain on derivatives and convertible debt	(20)	(72)	(436)	(6,377)
Net loss on derivative from JV	-	5	2	5
Stock-based compensation and LTIP expense	572	77	1,237	305
Acquisition and terminated transactions expense	80	175	1,250	550
Acquisition and terminated transactions expense from JV	-	15	-	239
Equity and terminated transactions expense	-	-	343	-
Adjusted EBITDA	4,604	1,316	16,173	9,122

General and administrative expense, excluding stock compensation and LTIP expense	1,275	1,623	5,315	5,487
Other expense (income), net	28	32	111	(55)
Unallocated hotel and property operations expense	43	77	351	467
Hotel EBITDA	$5,950	$3,048	$21,950	$15,021

Revenue	$15,278	$10,470	$55,453	$50,653
JV revenue	1,987	1,914	9,266	2,962
Total Company and JV revenue	$17,265	$12,384	$64,719	$53,615
Hotel EBITDA as a percentage of revenue	34%	25%	34%	28%

We calculate EBITDA and Adjusted EBITDA by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges that are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense. In calculating Adjusted EBITDA, we adjust EBITDA to add back net gain/loss on disposition of assets, acquisition and terminated transactions expense, and equity transactions expense, which are cash charges. We also add back impairment, stock –based compensation expense, and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA and Adjusted EBITDA to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDA to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three months and years ended December 31, 2017 and 2016 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at December 31, 2017, with the exception of the Residence Inn Austin which was opened on August 3, 2016 (no prior period results available) and reflect the performance of these hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Same-Store to Actual
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Condor and JV Revenue - Actual	$17,265	$12,384	$64,719	$53,615
Revenue earned on properties owned at December 31, 2017 prior to the Company's ownership, including the JV prior to ownership and excluding the Residence Inn Austin	-	7,378	8,344	34,984
Revenue earned on properties disposed of prior to December 31, 2017 during the period of ownership	(367)	(3,987)	(5,004)	(25,069)
Revenue earned on Residence Inn Austin subsequent to ownership	(1,025)	-	(1,386)	-
Total Revenue - Same-Store	$15,873	$15,775	$66,673	$63,530

	Revenue - Same-Store by Type
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
New investment platform	$13,722	$13,377	$57,064	$54,255
Legacy held for use	767	895	3,612	3,399
Legacy held for sale	1,384	1,503	5,997	5,876
Total Revenue - Same-Store	$15,873	$15,775	$66,673	$63,530

	Hotel EBITDA - Reconciliation of Same-Store to Actual
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Condor and JV Hotel EBITDA - Actual	$5,950	$3,048	$21,950	$15,021
Hotel EBITDA earned on properties owned at December 31, 2017 prior to the Company's ownership, including the JV prior to ownership and excluding the Residence Inn Austin	-	3,056	3,416	13,738
Hotel EBITDA earned on properties disposed of prior to December 31, 2017 during the period of ownership	(98)	(952)	(1,144)	(6,330)
Hotel EBITDA earned on Residence Inn Austin subsequent to ownership	(391)	-	(528)	-
Total Hotel EBITDA - Same-Store	$5,461	$5,152	$23,694	$22,429

	Hotel EBITDA - Same-Store by Type
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
New investment platform	$5,075	$4,493	$21,175	$19,861
Legacy held for use	190	324	1,145	1,124
Legacy held for sale	196	335	1,374	1,444
Total Hotel EBITDA - Same-Store	$5,461	$5,152	$23,694	$22,429

	Hotel EBITDA Margin by Property Type
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Adjusted new investment platform, including JV	37.0%	33.6%	37.1%	36.6%
Legacy held for use	24.8%	36.2%	31.7%	33.1%
Legacy held for sale	14.2%	22.3%	22.9%	24.6%
Total Portfolio	34.4%	32.7%	35.5%	35.3%

Non-GAAP Measures Included in 2018 Guidance and Outlook

The following tables reconcile forecast net earnings to forecast FFO and AFFO and forecast EBITDA, Adjusted EBITDA, and Hotel EBITDA for the year ending December 31, 2018 (in millions, except per share amounts) using the definitions of these non-GAAP measures as discussed above.

	Low	High
Forecast net earnings	$1.7	$2.5
Depreciation and amortization expense	11.4	11.4
Net gain on disposition of assets	-	-
Forecast FFO	13.1	13.9
Preferred dividends	(0.6)	(0.6)
Forecast FFO attributable to common shares and common units	12.5	13.3
Acquisitions and terminated transactions expense	-	-
Stock-based compensation and LTIP expense	1.0	1.0
Amortization of deferred financing fees	0.2	0.2
Forecast AFFO attributable to common shares and common units - Basic	$13.7	$14.5

Forecast AFFO attributable to common shares and common units - Diluted	$14.3	$15.1
Forecast AFFO per common share and common unit - Diluted	$1.13	$1.19
Diluted common shares and common units	12.7	12.7

	Low	High
Forecast net earnings	$1.7	$2.5
Interest expense	8.5	8.5
Depreciation and amortization expense	11.4	11.4
Forecast EBITDA	21.5	22.4
Acquisitions and terminated transactions expense	-	-
Stock-based compensation and LTIP expense	1.0	1.0
Net gain on disposition of assets	-	-
Forecast Adjusted EBITDA	22.5	23.4
Cash general and administrative expense and other expenses	6.3	6.3
Forecast Hotel EBITDA (17 Hotels)	$28.8	$29.7

Condor Hospitality Trust, Inc.

Operating Statistics

The following tables present our same-store occupancy, Average Daily Rate (“ADR”), and RevPAR for all our hotels owned at December 31, 2017, with the exception of the Austin Residence Inn, which was opened on August 3, 2016 (no prior period results available).  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through 80% ownership of the Atlanta Aloft JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended December 31,
	2017			2016
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	74.48%	$113.86	$84.80	67.21%	$116.60	$78.37
Atlanta Hotel Indigo	71.90%	$101.34	$72.86	67.45%	$101.61	$68.54
Jacksonville Courtyard by Marriott	73.03%	$113.20	$82.67	75.48%	$110.91	$83.72
San Antonio SpringHill Suites	83.78%	$120.32	$100.80	71.22%	$121.70	$86.68
Leawood Aloft	77.34%	$126.88	$98.13	79.81%	$123.95	$98.92
Lexington Home2 Suites	79.97%	$114.35	$91.44	78.09%	$113.64	$88.74
Round Rock Home2 Suites	80.47%	$114.07	$91.80	78.13%	$117.46	$91.77
Tallahassee Home2 Suites	77.92%	$133.72	$104.19	88.37%	$121.32	$107.21
South Haven Home2 Suites	87.07%	$109.76	$95.56	92.03%	$108.24	$99.61
Lake Mary Hampton Inn & Suites	88.50%	$128.98	$114.15	82.19%	$113.00	$92.87
El Paso Fairfield Inn	71.46%	$99.54	$71.13	82.12%	$106.75	$87.66
Wholly owned new investment platform properties	78.51%	$116.81	$91.71	78.41%	$114.24	$89.57
Atlanta Aloft JV	63.02%	$142.94	$90.09	66.11%	$132.30	$87.46
Total new investment platform	76.01%	$120.31	$91.45	76.42%	$116.76	$89.23

Legacy hotels held for sale	54.15%	$88.63	$47.99	63.99%	$81.24	$51.99
Legacy hotels held for use	61.12%	$66.55	$40.68	75.95%	$63.29	$48.07
Total legacy	56.76%	$79.74	$45.26	68.46%	$73.80	$50.52

Total portfolio	71.48%	$112.73	$80.58	74.55%	$107.48	$80.12

Austin Residence Inn	69.38%	$131.24	$91.06	-	$-	$-

	Year ended December 31,
	2017			2016
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	79.21%	$118.73	$94.04	71.66%	$119.48	$85.61
Atlanta Hotel Indigo	73.86%	$101.62	$75.06	70.27%	$103.87	$72.99
Jacksonville Courtyard by Marriott	74.40%	$114.03	$84.84	76.77%	$113.63	$87.23
San Antonio SpringHill Suites	80.24%	$128.61	$103.19	72.18%	$124.46	$89.83
Leawood Aloft	81.18%	$126.94	$103.05	81.81%	$125.70	$102.83
Lexington Home2 Suites	82.70%	$114.67	$94.84	78.84%	$111.76	$88.11
Round Rock Home2 Suites	83.18%	$118.31	$98.41	84.51%	$117.86	$99.61
Tallahassee Home2 Suites	81.48%	$125.71	$102.42	79.63%	$117.00	$93.17
South Haven Home2 Suites	90.40%	$115.25	$104.18	92.74%	$113.73	$105.47
Lake Mary Hampton Inn & Suites	84.51%	$122.91	$103.87	75.75%	$111.77	$84.67
El Paso Fairfield Inn	72.26%	$104.49	$75.51	75.96%	$107.85	$81.92
Wholly owned new investment platform properties	80.05%	$117.76	$94.27	77.95%	$115.29	$89.87
Atlanta Aloft JV	76.66%	$137.60	$105.49	72.62%	$137.61	$99.94
Total new investment platform	79.51%	$120.85	$96.08	77.09%	$118.68	$91.49

Legacy hotels held for sale	62.37%	$84.47	$52.68	61.22%	$83.70	$51.24
Legacy hotels held for use	72.01%	$68.53	$49.34	70.39%	$64.94	$45.71
Total legacy	65.97%	$77.96	$51.43	64.65%	$76.06	$49.18

Total portfolio	76.32%	$112.12	$85.58	74.16%	$109.94	$81.54

Austin Residence Inn	76.02%	$132.12	$100.43	-	$-	$-

Condor Hospitality Trust, Inc.
Property List | As of the Date of this Release

New Investment Platform | Acquired from January 1, 2012 - March 19, 2018
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total New Investment Platform			1,908		$288.1

Current Legacy Hotel Portfolio
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Status[2]
16	Super 8	Creston	IA	121	09/19/1978	Hold[3]
17	Quality Inn	Solomons	MD	59	06/01/1986	Hold
18	Comfort Suites	Ft. Wayne	IN	127	11/07/2005	HFS
	Total			307

	Total Portfolio | As of March 19, 2018			2,215

1 | Owned 80% by Condor
2 | HFS indicates the asset was marketed as held for sale at December 31, 2017
3 | Asset considered HFS subsequent to December 31, 2017

Dispositions | For Period January 1, 2015 - March 19, 2018
Ref	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
	Total 2018			176		$8.2

	Total Dispositions			4,389		$153.4

Acquisitions | For Period January 1, 2015 - March 19, 2018
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Owned 80% by Condor